UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2011
QR Energy, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
5 Houston Center
1401McKinney Street, Suite 2400
Houston, Texas 77010
(Address of principal executive office) (Zip Code)
(713) 452-2200
(Registrants’ telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
          On September 12, 2011, QR Energy, LP, a Delaware limited partnership (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Partnership, QRE Operating, LLC, a Delaware limited liability company (“OLLC”), Quantum Resources A1, LP, a Delaware limited partnership (“QRA”), QAB Carried WI, LP, a Delaware limited partnership (“QAB”), QAC Carried WI, LP, a Delaware limited partnership (“QAC”), and Black Diamond Resources, LLC, a Delaware limited liability company (“Black Diamond,” and collectively with QRA, QAB and QAC, the “Sellers”), pursuant to which the Sellers agreed to transfer certain oil and natural gas properties concentrated in Texas, Oklahoma and New Mexico to the Partnership in exchange for approximately $234 million in cash consideration (which includes $7 million of estimated transaction fees) and the issuance by the Partnership to the Sellers of 16,666,667 units of a new class of Partnership units to be designated as “Class C Convertible Preferred Units” with a par value of $21.00, which will be convertible into common units representing limited partner interests in the Partnership (“Common Units”) on a one-to-one basis, subject to adjustment. The cash portion of the acquisition consideration will be funded through borrowings under the Partnership’s revolving credit facility. These borrowings are subject to lender approval of an expected increase to the Partnership’s current $330 million borrowing base of $300 million related to the acquired proved reserves, resulting in a total borrowing base of $630 million effective upon closing.
          The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The transactions contemplated by the Purchase Agreement are expected to close on or about October 1, 2011, subject to certain third party approvals and other customary closing conditions.
          At the closing of the transactions contemplated by the Purchase Agreement, the parties will enter into certain ancillary agreements, including:
•	An amendment to the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Class C Amendment”), designating and creating the Class C Convertible Preferred Units and setting forth the rights, preferences and privileges of such units, including the respective conversion rights held by the Sellers and the Partnership. The Class C Amendment is expected to be substantially in the form attached to the Purchase Agreement as Exhibit F.

•	A registration rights agreement between the Sellers and the Partnership, pursuant to which the Partnership will grant to the Sellers certain registration rights, including rights to cause the Partnership to file with the Securities and Exchange Commission a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to resales of the Common Units to be issued upon conversion of the Class C Convertible Preferred Units to be acquired by the Sellers under the Purchase Agreement. The Registration Rights Agreement is to be negotiated between the parties and is expected to contain customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.
          The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the definitive Purchase Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.
Relationships
          Entities controlled by affiliates of the Sellers own (i) the general partner of the Partnership (the “General Partner”) and (ii) approximately 11.3 million of the Partnership’s outstanding Common Units and 7.1 million of the Partnership’s subordinated units representing limited partner interests, for an aggregate limited partner interest of approximately 52%. Certain officers and directors of the Sellers or their affiliates serve as officers and/or directors of the General Partner.
     Each of the Sellers is part of a group of entities formed for the purpose of acquiring oil and natural gas properties (the “Fund”). In connection with the initial public offering of the Partnership’s Common Units, the Fund and its affiliates contributed certain oil and natural gas properties to the Partnership. The Partnership is a party to an omnibus agreement with the Fund and its affiliates that governs the Partnership’s relationship with the Fund and its affiliates with respect to, among other items, business opportunities.
          The Board of Directors of the General Partner approved the transaction based on a recommendation from its conflicts committee, which consists entirely of directors meeting the New York Stock Exchange listing standards for independence. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.
Item 3.02. Unregistered Sales of Equity Securities.
          The information set forth under Item 1.01 above with respect to the potential issuance by the Partnership of Class C Convertible Preferred Units pursuant to the Purchase Agreement is incorporated herein by reference. At the closing of the purchase transaction described in Item 1.01 above, the Class C Convertible Preferred Units will be issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.
Item 7.01. Regulation FD Disclosure.
          On September 12, 2011, the Partnership issued a press release announcing the execution of the Purchase Agreement with the Sellers and its intention to engage in an investor conference call to discuss the proposed acquisition. A copy of the press release announcing the proposed acquisition by the Partnership from the Sellers is furnished as Exhibit 99.1 hereto and the slide presentation to be presented in connection with such conference call is furnished as Exhibit 99.2 hereto.
          The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of September 12, 2011, by and among QR Energy, LP, QRE Operating, LLC, Quantum Resources A1, LP, QAB Carried WI, LP, QAC Carried WI, LP, and Black Diamond Resources, LLC

99.1	QR Energy, LP Press Release dated September 12, 2011

99.2	QR Energy, LP Investor Presentation

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden Name: Gregory S. Roden
Title: Vice President and General Counsel
Dated September 12, 2011

Exhibit Index

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of September 12, 2011, by and among QR Energy, LP, QRE Operating, LLC, Quantum Resources A1, LP, QAB Carried WI, LP, QAC Carried WI, LP, and Black Diamond Resources, LLC

99.1	QR Energy, LP Press Release dated September 12, 2011

99.2	QR Energy, LP Investor Presentation

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.